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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 17th day of August, 2004, by and among STYLES MEDIA GROUP, LLC, a Florida limited liability company ("PURCHASER"), and SPANISH BROADCASTING SYSTEM SOUTHWEST, INC., a Delaware corporation ("SELLER").

      WHEREAS, the following wholly-owned, single-purpose subsidiaries of Seller (collectively the "SELLER AFFILIATES") are the licensees of the following radio broadcast stations: KZAB Licensing, Inc., a Delaware corporation, licensee of Radio Station KZAB(FM), Redondo Beach, California; and KZBA Licensing, Inc., a Delaware corporation, licensee of Radio Station KZBA(FM), Ontario, California (collectively the "STATIONS").

      WHEREAS, Seller owns the assets which are used in the operation of the Stations;

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain of the radio station properties and assets relating to the Stations as described herein under the terms and conditions herein set forth; and

      WHEREAS, Purchaser intends to assign its right, title and interest in each of the Stations to separate Affiliates and Seller agrees to such assignment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.
                           DEFINITIONS AND REFERENCES

      Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles," "Sections," "Exhibits" and "Schedules" are to Articles, Sections, Exhibits or Schedules of this Agreement. The word "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement. The word "or" shall not be exclusive and provisions shall apply, when appropriate, to successive events and transactions.

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                                   ARTICLE 2.
                                PURCHASE AND SALE

2.1 PURCHASE AND SALE OF ASSETS.

      Subject to the conditions set forth in this Agreement, at the Closing, Seller shall assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to the following assets relating to the Stations (the "PURCHASED ASSETS"), free and clear of all Liens (other than Permitted Liens):

      2.1.1. FCC LICENSES.

            All licenses, construction permits or authorizations issued by or pending before the FCC for use in the operation of the Stations including, but not limited to, those listed on Schedule 2.1.1 attached hereto, together with any and all renewals, extensions and modifications thereof and any pending applications therefore (the "FCC LICENSES").

      2.1.2. LEASED TRANSMITTER SITES.

            The leasehold interests of Seller at each of the sites described on
      Schedule 2.1.3 hereto (the "LEASED TRANSMITTER SITES" and together with the Owned Transmitter Site, the "TRANSMITTER SITES").

      2.1.3. TRANSMISSION EQUIPMENT.

            The broadcast towers, antennas, main and back-up transmitters and generators, STLs and other tangible personal property owned by Seller and located, or otherwise held for use, at the Transmitter Sites including, but not limited to, the transmission equipment listed on Schedule 2.1.3 hereto, together with replacements thereof and additions thereto made between the date hereof and the Closing (the "TRANSMISSION EQUIPMENT").

      2.1.4. STUDIO SITE.

            The leasehold interest of Seller at the site described on Schedule
      2.1.4 hereto together with replacements thereof and additions thereto made between the date hereof and the Closing (the "STUDIO SITE").

      2.1.5. STUDIO EQUIPMENT.

            All the tangible personal property owned by Seller and used, useful or held for use in the operation of the Stations, including, but not limited to, the studio equipment listed Schedule 2.1.5 hereto together with replacements thereof and additions thereto made between the date hereof and the Closing (the "STUDIO EQUIPMENT").

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      2.1.6. CALL SIGNS, PROMOTIONAL MATERIALS AND INTANGIBLE PROPERTY.

            All of Sellers' rights in the Stations' call letters, copyrights, trademarks, tradenames, domain names, slogans, logos, service marks, computer software (if any), magnetic media, data processing files, systems and programs, business lists, sales and operating plans, telephone numbers, post office boxes, E-mail addresses, internet addresses, all goodwill of the Stations and other intangible property rights used or useful in the operation of the Stations, including but not limited to the intangible property identified on Schedule 2.1.6 hereof.

      2.1.7. BUSINESS RECORDS.

            Unless as may be otherwise required by law, the books, files and records related to the Purchased Assets, such as property tax records, equipment instruction material and warranties, logs, all materials maintained in the FCC public file relating to the Stations, technical data, political advertising records and all other records, correspondence with and documents pertaining to the operation of the station and governmental authorities and similar third parties (the "BUSINESS RECORDS").

      2.1.8. EQUIPMENT WARRANTIES.

            The manufacturer and vendor warranties, if any, on the Transmission Equipment and Studio Equipment as are set forth in Schedule 2.1.8 hereto (the "Equipment Warranties").

2.2 EXCLUDED ASSETS.

      Notwithstanding the terms of Section 2.1, Seller shall not assign, transfer, convey or deliver to Purchaser, and Purchaser shall not purchase and accept, and the Purchased Assets shall not include, any of Seller's right, title and interest in and to any of the following assets (the "EXCLUDED ASSETS"):

      2.2.1. CASH.

            All cash and cash equivalents of Seller or the Stations on hand on the day immediately preceding the Closing Date.

      2.2.2. RECEIVABLES.

            Any accounts receivable, notes receivable or other receivables of Seller (including Tax refunds).

      2.2.3. DEPOSITS AND PREPAID EXPENSES.

            All deposits and prepaid expenses of the Stations.

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      2.2.4. INTELLECTUAL PROPERTY.

            That intellectual property of Seller set forth on Schedule 2.2.4 hereof.

      2.2.5. CERTAIN BOOKS AND RECORDS.

            Seller's corporate seal, minute books, charter documents, corporate stock record books and other books and records that pertain to the organization of Seller.

      2.2.6. SECURITIES.

            All securities of any kind owned by Seller.

      2.2.7 INSURANCE.

            All insurance contracts or proceeds thereof.

      2.2.8 TIME SALES AGREEMENTS.

            All time sales agreements or barter rights of the Stations.

      2.2.9 PRE-CLOSING CLAIMS.

            All claims arising out of acts occurring prior to the Closing Date, or claims that relate to the period prior to the Closing Date.

      2.2.10. RIGHTS UNDER THIS AGREEMENT.

            All of the rights of Seller under or pursuant to this Agreement.

      2.2.11. EMPLOYEE BENEFIT PLANS.

            All pension, profit sharing, retirement, bonus, medical, dental, life, accident insurance, disability, executive or deferred compensation, and other similar fringe or employee benefit plans.

2.3 ASSUMED LEASES.

      At the Closing, Purchaser shall assume the obligations of Seller for periods on and after the Closing Date under the leases set forth on Schedule 2.1.2, Schedule 2.1.4 and Schedule 2.3 hereof (the "ASSUMED LEASES"), and Purchaser agrees to pay and perform the Assumed Leases from and after the Closing Date.

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2.4 EXCLUDED LIABILITIES.

      Except for the Assumed Leases, Purchaser shall not assume or be liable for and Seller shall retain, pay, perform and discharge when due, and indemnify and hold Purchaser harmless in accordance with Article 13 from and against, any other Liabilities of Seller (the "EXCLUDED LIABILITIES"), including the following Liabilities:

      2.4.1 All Taxes of Seller or attributable to the Business or the Stations Assets for the period prior to the Closing Date.

      2.4.2. All Taxes of Seller attributable to the Business or the Stations Assets resulting from the transactions contemplated hereby (except as provided in Section 3.6.2).

      2.4.3. All Liabilities relating to or arising out of Tradeout Agreements and all other Excluded Assets.

      2.4.4. Any Liabilities of Seller under this Agreement.

      2.4.5. Any Liabilities arising out of any severance policy of Seller or any severance agreement or similar arrangement between Seller and any employee of Seller that also results or arises from the transactions contemplated by this Agreement.

      2.4.6. Any Liabilities for severance or any similar obligation of Seller arising by operation of Law that results or arises from the transactions contemplated by this Agreement.

      2.4.7. Any Liabilities arising out of vacation benefits for any employee of Seller that accrued or were earned prior to the Closing Date.

      2.4.8. All Liabilities arising out of or relating to the ownership of the Stations Assets or operation of the Stations, Purchased Assets or the Stations prior to the Closing Date.

      2.4.9. All unpaid FCC regulatory fees of Seller for the period prior to the Closing Date.

                                   ARTICLE 3.
                             PURCHASE PRICE; CLOSING

3.1 PURCHASE PRICE.

      The purchase price for the Purchased Assets shall be One Hundred Twenty Million Dollars ($120,000,000.00) (the "PURCHASE PRICE"). Purchaser shall pay the Purchase Price in cash to Seller at Closing by wire transfer of immediately available funds to an account or accounts identified by Seller in writing prior to Closing. The amount paid by Purchaser at closing shall be reduced by the amount of the Deposit, provided that at or before the Closing the Escrow Agent shall wire transfer to Seller the full amount of the Deposit.

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3.2 ESCROW DEPOSIT.

      Upon the execution of the Escrow Agreement attached hereto as Exhibit A, concurrent with the execution of this Agreement, Purchaser, by bank wire transfer of immediately available funds, shall deposit in escrow with [a commercial bank], acting as escrow agent on the parties' behalf ("ESCROW AGENT"), a deposit ("DEPOSIT") in the amount of Six Million Dollars ($6,000,000.00). The Deposit shall be security for the consummation of the sale of the Purchased Assets and shall be held in escrow pursuant to a separate escrow agreement ("ESCROW AGREEMENT") entered into between Seller, Purchaser and the Escrow Agent in the form of Exhibit A hereto. In the event of any conflict between this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall control. The Deposit shall be invested and disbursed in accordance with the terms of the Escrow Agreement.

3.3 TIME OF CLOSING.

      The closing for the sale and purchase of the Purchased Assets (the "CLOSING") shall be conducted via electronic mail, with original signatures to follow via overnight courier, or in such other manner as shall be mutually agreed in writing upon by Seller and Purchaser. Subject to the satisfaction of the conditions precedent set forth in Article 8 and Article 9 of this Agreement, the Closing shall occur on the date (the "CLOSING DATE") that is the fifth (5th) Business Day after the latter of the date on which the FCC Assignment Order for each of the Stations shall have become a final Order. The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date. In the event that the Closing Date under this Section 3.3 would otherwise be a date prior to March 31, 2004, Purchaser may, at its sole option, by written notice to Seller, elect to extend the Closing Date to a date that is designated by Purchaser in its notice to Seller, provided that said date shall not be later than March 31, 2005. If Purchaser so elects to extend the Closing Date, the parties agree that as a condition precedent to the Closing Date being extended, they shall issue joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller the full amount of the Deposit. Said amount shall be credited to Purchaser toward the Purchase Price as of the extended Closing Date. If Purchaser fails to deliver such notice and fails to consummate the transaction as set forth above, the Agreement shall terminate and the Escrow Deposit shall be disbursed to Seller.

3.4 CLOSING PROCEDURES.

      At the Closing, Seller shall deliver to the appropriate Purchaser Affiliate (the "PURCHASER AFFILIATE"), as directed by Purchaser, all Ancillary Agreements in the name of the appropriate Purchaser Affiliate. Against such delivery, Purchaser shall, or cause Purchaser's Affiliates to (a) pay the Purchase Price to Seller in accordance with Section 3.1 above and (b) execute and deliver an assumption agreement with respect to the Assumed Leases in a form reasonably acceptable to both Seller and Purchaser. Each party will cause to be prepared, executed and delivered all other documents required to be delivered by such party pursuant to this Agreement and all other appropriate and customary documents as another party or its counsel may

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reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Purchaser shall remain primarily liable as a guarantor for all Purchaser Affiliates.

3.5 ALLOCATION OF PURCHASE PRICE.

      3.5.1 Seller and Purchaser each represent, warrant, covenant, and agree with each other that the Purchase Price shall be allocated among the classes of Purchased Assets for each Station for all purposes (including financial, accounting and Tax purposes), as agreed by the parties within ninety (90) days after the Closing Date. If Seller and Purchaser are unable to agree on such allocation within ninety (90) days following execution of this Agreement, Seller and Purchaser agree to retain a nationally recognized appraisal firm experienced in valuing radio broadcast properties which is mutually acceptable to Seller and Purchaser (the "Appraisal Firm") to appraise the classes of Purchased Assets of each Station. The Appraisal Firm shall be instructed to perform an appraisal of the classes of Purchased Assets of each Station and to deliver a report to Seller and Purchaser as soon as reasonably practicable. The fees, costs and expenses of the Appraisal Firm, whether or not the transactions contemplated hereby are consummated, shall be paid and borne equally by Seller and Purchaser. If the agreed upon allocation of the purchase price is disputed by any Governmental Authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence and resolution of such dispute. Notwithstanding the terms of this Section 3.5.1, the Purchase Price for the Owned Transmitter Site must be separately allocated on or prior to the Closing Date.

      3.5.2 Seller and Purchaser agree, pursuant to Section 1060 of the Code, that the Purchase Price shall be allocated in accordance with Section 3.5.1, and that all Tax returns and reports shall be filed consistent with such allocation. Notwithstanding any other provision of this Agreement, the provisions of this
Section 3.5. shall survive the Closing Date without limitation.

3.6 PRORATIONS.

      3.6.1. All items of income and expense arising from the operation of the Stations with respect to the Purchased Assets and the Assumed Leases on or before the close of business on the Closing Date shall be for the account of Seller and thereafter shall be for the account of Purchaser. Proration of the items described below between Seller and Purchaser shall be effective as of 12:00 midnight, local time, on the Closing Date and shall occur as follows with respect to those rights, liabilities and obligations of Seller transferred to and assumed by Purchaser hereunder.

      3.6.2. Liability for state and local Taxes assessed on the Purchased Assets payable with respect to the tax year in which the Closing Date falls shall each be prorated as between Seller and Purchaser on the basis of the number of days of the Tax year elapsed to and including the Closing Date.

      3.6.3. The FCC annual regulatory fees for the fiscal year October 1, 2004 through

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September 20, 2005 for the Stations which are payable in August, 2005 shall be assumed to be the same as the annual regulatory fees paid in August, 2004 and shall be prorated at Closing as of the Closing Date.

      3.6.4. Prepaid items, deposits, credits and accruals such as water, electricity, telephone, other utility and service charges, lease expenses, license fees (if any) and payments under any contracts or utility services to be assumed by Purchaser shall be prorated between Seller and Purchaser on the basis of the period of time to which such liabilities, prepaid items and accruals apply.

      3.6.5. All prorations shall be made and paid insofar as feasible on the Closing Date and shall be made in accordance with generally accepted accounting principles; any prorations not made on such date shall be made as soon as practicable (not to exceed ninety (90) days) thereafter. As soon as practical within said ninety (90) day period, Purchaser shall deliver to Seller Purchaser's certificate setting forth as of the Closing Date all adjustments to be made as provided in this Article 3. Purchaser shall provide Seller or Seller's representatives access to copies of all books and records as Seller may reasonably request need to verify such adjustments. Purchaser's certificate shall be final and conclusive unless objected to by Seller in writing within thirty (30) days after delivery. Seller and Purchaser shall attempt jointly to reach agreement as to the amount of the adjustments to be made hereunder within sixty (60) days after receipt by Purchaser of such written objection by Seller, which agreement, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. In the event of a disagreement between Purchaser and Seller with respect to the accounting to be made hereunder, the parties agree that a public accounting firm chosen jointly by Purchaser and Seller shall be the final arbiter of such disagreement. The cost of such accounting firm shall be shared equally by the parties. Any amounts due Purchaser or Seller for the adjustments provided for herein shall be paid within ten (10) calendar days after final determination.

                                    ARTICLE 4
                                  USE OF STUDIO

      For the period not to exceed six (6) months following the commencement of a Time Brokerage Agreement between the parties in the form attached hereto as EXHIBIT B, Seller shall grant to Purchaser a license to use such portions of the studio located at 10280 West Pico Blvd, Los Angeles, California, as it deems appropriate for the operation of the Stations. During said license period, Purchaser shall use commercially reasonable efforts to relocate studio facilities for the Stations. Such license shall be substantially in the form of the Studio Use License Agreement attached as EXHIBIT D hereto.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby covenants, represents and warrants to Purchaser that the following are true and correct as of the date of this Agreement and will be true and correct at Closing, unless expressly stated otherwise, to wit:

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5.1 ORGANIZATION; GOOD STANDING.

      Seller is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly authorized to transact business in the State of California. Seller has all requisite power and authority to own and lease its properties and carry on its business as currently conducted. Each Seller Affiliate is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller Affiliate has all requisite power and authority to be the licensee of the Station of which it is the Licensee.

5.2 PERFORMANCE OF SELLER AFFILIATES.

      Each Seller Affiliate shall perform such acts and duties as are required to consummate this transaction.

5.3 DUE AUTHORIZATION.

      Subject to the FCC Assignment Order, Seller has full power and authority to enter into and perform this Agreement to carry out the transactions contemplated hereby. Seller has taken all necessary action to approve the execution and delivery of this Agreement and the transactions contemplated hereby. Evidence of such corporate action reasonably acceptable to Purchaser shall be delivered to Purchaser at Closing. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

5.4 EXECUTION AND DELIVERY.

      Neither the execution and delivery by Seller of this Agreement or the Ancillary Agreements nor the consummation by Seller of the transactions contemplated hereby or thereby will: (a) conflict with or result in a breach of any provisions of Seller's organizational documents, (b) subject to the FCC Assignment Order, violate any Law or Order of any court or Governmental Authority; or (c) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), or result in the creation of any Lien on any of the Purchased Assets pursuant to, any agreement, indenture, mortgage or other instrument to which Seller is a party or by which it or its assets may be bound or affected.

5.5 GOVERNMENTAL AND OTHER APPROVALS.

      No approval, authorization, consent, order or other action of, or filing with, any court or Governmental Authority or any person or entity is required in connection with the execution and delivery by Seller of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, other than the FCC and HSR Act.

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5.6 TITLE TO PERSONAL PROPERTY.

      Seller is the sole and exclusive legal owner of all right, title and interest in, and has good and marketable title to, all of the Purchased Assets constituting personal property, free and clear of all Liens except (a) Permitted Liens, or (b) Liens which will be released on or prior to the Closing. Subject to Seller's right to dispose of any properties, equipment and assets in the ordinary course of business, on the Closing Date, Seller will convey to Purchaser good and valid title to such properties, equipment and assets and any other properties, equipment and assets acquired by it subsequent to the date hereof and used or usable in the business or operation of the Stations, free of any and all Liens and rights of third parties of any kind whatsoever.

5.7 LEASED TRANSMITTER SITES AND STUDIO SITE.

      5.7.1. Seller has valid, binding and enforceable leasehold interests, which are free and clear of all Liens except for Permitted Liens, in and to the Leased Transmitter Sites and Studio Site.

      5.7.2. Seller has not received from any Governmental Authority any notice of, and has no knowledge of, any violation of or notice of noncompliance with any zoning, building, health, fire, water use or similar Law in connection with the Leased Transmitter Sites or Studio Site. Seller has complied with, and is in compliance with, all such Laws, regulations and ordinances. There is no zoning ordinance or building code or use or occupancy restriction or condemnation proceeding pending or, to the knowledge of Seller, threatened, which would preclude or impair the use of the Leased Transmitter Sites or the Studio Site or the improvements thereon by Purchaser, in the manner and for the purposes for which they are presently used and, to the knowledge of Seller, no fact or condition exists which would result in the termination or impairment of access of the Stations to the Leased Transmitter Sites or the Studio Site or discontinuation of necessary sewer, water, electrical, gas, telephone or other utilities or services.

5.8 TANGIBLE PERSONAL PROPERTY.

      Schedule 2.1.3, Schedule 2.1.5 and Schedule 2.1.6 sets forth a list, complete and accurate in all material respects, of the Purchased Assets which consist of tangible personal property. All of such tangible personal property are in good condition and working order, ordinary wear and tear excepted, free from any known defects except such minor defects that do not interfere with the continued present use thereof by Seller and are in material compliance with all current FCC requirements and all other applicable Law.

5.9 FCC LICENSES.

      Schedule 2.1.1 lists and accurately describes all of the FCC Licenses necessary for the lawful ownership and operation of the Stations and the conduct of their businesses. Seller has furnished to Purchaser true and accurate copies of all of the FCC Licenses. Each such FCC License is in full force and effect and is valid under applicable Laws; the Stations have been, and are now being operated in compliance with the Communications Act; and no event has occurred

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which (whether with or without notice, lapse of time or the happening or occurrence of any other event) is reasonably likely to result in the revocation or termination of any FCC License or the imposition of any restriction of such a nature as would have a Material Adverse Effect, except for proceedings of a legislative or rule-making nature intended to affect the broadcasting industry generally. The Stations, each of their physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in accordance with the specifications of the FCC Licenses. The FCC Licenses are unimpaired by any act or omission of Seller or any of Seller's officers, directors or employees and, Seller has fulfilled and performed all of Sellers obligations with respect to the FCC Licenses and has full power and authority thereunder. No application, action or proceeding is pending for the modification of any of the FCC Licenses. No event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for revocation or non-renewal thereof. There are no proceedings or complaints pending or, to the knowledge of Seller, threatened at the FCC against Seller with respect to the Stations and Seller is not aware of any facts or circumstances that could reasonably provide a basis for any such proceedings or complaints.

5.10 COMPLIANCE WITH LAW.

      On the Closing Date there will be no judgment outstanding or litigation or proceeding pending or, to Seller's knowledge, threatened which affects the title or interest of Seller in or to any license or any of the other Purchased Assets or its power or right to sell, convey, transfer or assign the same to Purchaser as provided herein, or which would prevent or affect the operation and use of the same by Purchaser, as presently operated and used by Seller.

5.11 REPORTS.

      Seller has duly filed all reports required to be filed by any Law or Order of any court or Governmental Authority and has made payment of all charges and other payments, if any, shown by such reports to be due and payable. All reports required to be filed by Seller with the FCC with respect to the Stations have been filed. Such reports and disclosures are complete and accurate in all material respects.

5.12 TAXES.

      All Tax reports and returns required to be filed by or relating to the Purchased Assets have been filed with the appropriate Governmental Authority, and there have been paid all Taxes, penalties, interest, deficiencies, assessments or other charges due with respect to such Taxes, as reflected on the filed returns or claimed to be due by such federal, state or local taxing authorities (other than Taxes, deficiencies, assessments or claims which are being contested in good faith and which in the aggregate are not material). Seller has not received any written notice of any examinations or audits pending or unresolved examinations or audit issues with respect to Seller's federal, state or local Tax returns that could adversely affect the Purchased Assets. All additional Taxes, if any, assessed as a result of such examinations or audits have been paid, and [to Seller's knowledge], there are no pending claims or proceedings relating to, or

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asserted for, Taxes, penalties, interest, deficiencies or assessments against the Purchased Assets.

5.13 ENVIRONMENTAL MATTERS.

      5.13.1. Seller is in compliance with all Environmental Laws.

      5.13.2. To Seller's knowledge, no condition exists at the Transmitter Sites or Studio Site that is reasonably likely to result in a material claim under Environmental Laws.

      5.13.3.There are no pending or, to the knowledge of Seller, threatened actions, suits, claims, or other legal proceedings based on (and Seller has not received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of the Transmitter Sites or Studio Site of Hazardous Materials; (b) the current or past release or threatened release into the environment from the Transmitter Sites or Studio Site (including into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from the Transmitter Sites or Studio Site or the businesses or Purchased Assets of Seller; (d) any violation of Environmental Laws at any part of the Transmitter Sites or Studio Site (i) arising from Seller's activities involving Hazardous Materials, or (ii) to Seller's knowledge, from the activities of any other Person involving Hazardous Materials.

      5.13.4. Seller has been duly issued all permits, licenses, certificates and approvals required under any Environmental Law to operate the Purchased Assets as they are currently operated.

      5.13.5. Seller has no environmental assessments, reports, audits and/or other documents in its possession or under its control that relate to the Transmitter Sites or Seller's compliance with Environmental Laws with respect to the Purchased Assets.

5.14 LITIGATION.

      There is no Order of any court or Governmental Authority and no action, suit, proceeding or investigation, judicial, administrative or otherwise that is pending or, to Seller's knowledge, threatened against or affecting the Stations. There is no unsatisfied judgment against any of the Assets outstanding.

5.15 ASSUMED LEASES.

      True and complete copies of all Assumed Leases and all modifications, amendments and renewals thereof have been furnished to Purchaser and represent all leases, understandings and/or agreements of Seller in conjunction with the operation of the Stations except contracts for the sale of commercial air time. Seller is not in default in any material respect under any of the Assumed Leases, and, as of the Closing Date, Seller will have paid all sums and performed in all material respects all obligations under the Assumed Leases which are required to be paid or performed prior to the Closing Date. The Assumed Leases are in full force and effect and are valid and, to the knowledge of Seller, enforceable in accordance with their respective terms.

5.16 PUBLIC INSPECTION FILES.

      The public inspection files for the Stations are in material compliance with the regulations of the FCC relating thereto.

5.17 BUSINESS RECORDS.

      Seller has, and after the Closing, Purchaser will have, the right to use the Business Records included in the Purchased Assets, free and clear of any royalty or other payment obligations.

5.18 UNION ACTIVITY.

      Employees are not presently represented by and, to the knowledge of Seller, are not seeking representation through any union or other collective bargaining unit. Within two years of the date of this Agreement, no Action has been filed with or filed by the National Labor Relations Board or, to Seller's knowledge threatened. Seller has complied in all material respects with all laws and regulations relating to the employment of labor, including without limitation, provisions related to wages, hours, occupational safety and health, equal employment opportunity, withholding of taxes and social security contributions.

5.19 EMPLOYEE BENEFITS.

      Purchaser will have no obligation or liability due to or because of any past service liability, vested benefits, retirement plan insolvencies or other obligation under Law (including ERISA) resulting from the purchase of the Stations or from former Employees becoming employees of Purchaser. No Employee of Seller shall have, and nothing contained in this Agreement shall confer upon any Employee, any right with respect to continued employment by Purchaser, nor shall anything herein interfere with any right Purchaser may have after the Closing Date to (i) terminate the employment of any of the Employees at any time, with or without cause, or (ii) establish or modify any of the terms or conditions of employment of the Employees in the exercise of Purchaser's independent business judgment.

5.20 INTELLECTUAL PROPERTY.

      None of the Stations' Intangible Personal Property being sold to Purchaser under this Agreement. There are no pending or, to the knowledge of Seller, threatened Actions against Seller in respect to any Stations' Intangible Personable Property. Seller has such ownership of or such rights by Contract in and to the Stations' Intangible Personal Property as is necessary to use the Intangible Personal Property in the operation of the Stations as currently being used.

5.21 INSURANCE.

      Seller now has in force adequate fire and other risk insurance covering the full replacement value of the Transmitter Sites and tangible personal property to be transferred herein and shall cause such insurance to be maintained in full force until the Closing Date.

5.22 THIRD PARTY CONSENTS.

      The only consents from any Person, other than a Governmental Authority, which are required to be obtained by Seller in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby are set forth on Schedule 5.22. (the "THIRD PARTY CONSENTS").

5.23 FINDERS AND BROKERS.

      No person has, as a result of any agreement entered into by Seller, any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

                                   ARTICLE 6.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as follows:

6.1 ORGANIZATION AND GOOD STANDING.

      Purchaser and each Purchaser Affiliate is a Florida limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own and lease its properties and carry on its business as currently conducted.

6.2 DUE AUTHORIZATION.

      Subject to the FCC Order, Purchaser has full power and authority to enter into this Agreement and to carry out Purchaser's obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and Purchaser Affiliate. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general equitable principles.

6.3 EXECUTION AND DELIVERY.

      Neither the execution and delivery by Purchaser of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (a) conflict with or result in a breach of the articles of organization of Purchaser or Purchaser Affiliate; (b) subject to the FCC Order, violate any Law or Order of any court or Governmental Authority; or (c) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any material agreement, indenture, mortgage, or other instrument to which Purchaser or Purchaser Affiliate is a party or by which it is bound or affected.

6.4 CONSENTS.

      No approval, authorization, consent, order or other action of, or filing with, any court or Governmental Authority is required in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby, other than those of the FCC and the HSR Act. No approval, authorization or consent of any other Person is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby or thereby, except as may have been previously obtained by Purchaser or Purchaser Affiliate.

6.5 FINDERS AND BROKERS.

      No person has as a result of any agreement entered into by Purchaser any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

6.6 PURCHASER'S QUALIFICATION.

      6.6.1. Purchaser and each Purchaser Affiliate is legally, financially and otherwise qualified to be the assignee of the FCC Licenses, and no waivers shall be required by the FCC for the consummation of the transactions contemplated hereby or the grant of the FCC Order. To Purchaser's knowledge, there are no facts or proceedings which would reasonably be expected (a) to disqualify Purchaser under the Communications Act or otherwise from holding the FCC Licenses, (b) to cause the FCC to flag the FCC Application and/or initiate a review of the potential effects on competition and/or diversity of the transaction, or (c) to cause the FCC not to approve the assignment of the FCC Licenses to Purchaser.

      6.6.2. To the knowledge of Purchaser, Purchaser or any Purchaser Affiliate shall not be required to sell, dispose of or surrender any FCC license held by Purchaser or any such Purchaser Affiliate with respect to any broadcast properties, or any other properties or businesses of Purchaser or such Purchaser Affiliate, as may be required under the Communications Act or the antitrust laws in order to consummate the sale and purchase of the Purchased Assets contemplated by this Agreement.

6.7 FINANCIAL ABILITY.

      Thirty (30) days prior to the Closing Date, Purchaser will have sufficient cash available to consummate the transactions contemplated by this Agreement and will deliver a certificate to Seller confirming same.

                                   ARTICLE 7.
                        CERTAIN COVENANTS AND AGREEMENTS

7.1 REGULATORY APPROVALS.

      7.1.1. No later than ten (10) Business Days after the date hereof, Seller and Purchaser shall jointly cause to be filed by Seller's FCC counsel one or more applications with the FCC requesting its consent to the assignment of the FCC Licenses from Seller to a Purchaser Affiliate. Each party shall pay its own expenses in connection with the preparation and prosecution of the FCC Application and shall share equally any filing fees associated with the FCC Application. No later than ten (10) business days following the date hereof, Seller and Purchaser shall jointly cause to be filed by Seller's counsel all applications required pursuant to the HSR Act.

      7.1.2. Upon the terms and subject to the conditions set forth in this Agreement, Seller and Purchaser shall each use their respective commercially reasonable efforts to promptly (a) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (b) obtain from any Governmental Authority or other Person any actions, non-actions, clearances, waivers, consents, approvals, permits or Orders required to be obtained by Seller, Purchaser or any of their respective Affiliates in connection with the authorization, execution, delivery and performance of this Agreement, the consummation of the other transactions contemplated hereby and thereby and the assignment of the FCC Licenses from Seller to a Purchaser Affiliate; (c) furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement, including filings in connection with the FCC Application, and to supply promptly any additional information and documentary material that may be requested in connection with such filings or applications; (d) avoid the entry of, or have vacated or terminated, any Order that would restrain, prevent or delay the Closing or the FCC Order, including defending against and opposing any lawsuits or other proceedings (including any FCC reconsideration or review), whether judicial or administrative, reviewing or challenging this Agreement, the consummation of the other transactions contemplated hereby and thereby or the assignment of the FCC Licenses from Seller to a Purchaser Affiliate. No party to this Agreement shall consent to any voluntary delay of the assignment of the FCC Licenses from Seller to a Purchaser Affiliate or the consummation of the other transactions contemplated hereby at the behest of any Governmental Authority or other Person without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

      7.1.3. Seller agrees to make all appropriate filings pursuant to the HSR Act with respect to the transactions contemplated herein as promptly as practical but no later than ten (10) business days after the date hereof and to supply as promptly as practical any additional information and documentary material that may be requested pursuant to the HSR Act and to use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as promptly as practical.

      7.1.4. Purchaser agrees to make all appropriate filings pursuant to the HSR Act with respect to the transactions contemplated herein as promptly as practical but no later than ten (10) business days after the date hereof and to supply as promptly as practical any additional information and documentary material that may be requested pursuant to the HSR Act and to use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as promptly as practical.

      7.1.5. Seller and Purchaser will each pay one-half of the HSR Act filing fee.

7.2 THIRD PARTY CONSENTS AND NOTICES.

      7.2.1. Consummation of this Agreement is subject to and contingent upon Seller obtaining the Third Party Consents for the Assumed Leases, which Third Party Consents shall be substantially in the form of the Consent to Assignment of Lease and Estoppel Agreement attached as Exhibit C hereto. As promptly as practicable after the date of this Agreement, Seller will use its commercially reasonable efforts to obtain the consent of its lenders and all other Third Party Consents, each of which shall be in a form reasonably satisfactory to Purchaser. None of the Third Party Consents shall provide for any increase in cost or other change in terms and conditions after the Closing which would be materially adverse to Purchaser.

7.3 ACCESS TO INFORMATION.

      From the date hereof until the Closing (upon reasonable notice to Seller), during normal business hours, Seller shall, and shall (a) afford the officers, employees and authorized agents and representatives of Purchaser reasonable access to the offices, properties and records of Seller to the extent related to the Purchased Assets, and (b) furnish to the officers, employees and authorized agents and representatives of Purchaser such additional information regarding the Purchased Assets as Purchaser may from time to time reasonably request in order to assist Purchaser in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated hereby; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of Seller or either Station.

7.4 PUBLIC ANNOUNCEMENTS.

      Seller and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld;

provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which Seller or Purchaser is a party if it has used all commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

7.5 OPERATIONS.

      7.5.1. In the event a Station operates with less than the maximum effective radiated power authorized by the FCC or fails to broadcast programming for a period of more than thirty (30) consecutive minutes, Seller shall notify Purchaser promptly of such event and shall provide a written explanation for such reduction in operating power.

7.6 CONTROL OF THE STATIONS.

      Prior to the Closing, Purchaser shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Stations; such operations, including complete control and supervision of all of the Stations programs, employees, and policies, shall be the sole responsibility of Seller until the Closing. However, Purchaser may operate the Stations pursuant to the Time Brokerage Agreement.

7.7 RISK OF LOSS.

      Seller shall bear the risk of all damage to, loss of or destruction of any of the Purchased Assets between the date of this Agreement and the Closing Date. If any material portion of the Purchased Assets (other than items that are obsolete and not necessary for the continued operations of the Stations) shall suffer any material damage or destruction prior to the Closing Date, Seller shall promptly notify Purchaser in writing of such damage or destruction, shall promptly take all necessary steps to restore, repair or replace such assets at Seller's sole expense, and shall advise Purchaser in writing of the estimated cost to complete such restoration, repair or replacement and all amounts actually paid as of the date of the estimate. If necessary and provided that Seller is diligently pursuing such restoration, repair or replacement, the Closing Date shall be extended for a period not exceeding ninety (90) days to accomplish such restoration, repair or replacement. If such restoration, repair or replacement is not accomplished prior to the Closing Date, as the same may be extended as provided herein, Purchaser shall have the right, at its option, to proceed with to Closing upon Seller placing in escrow an amount equal to One Hundred Fifty percent (150%) of the estimated cost of restoration, repair or replacement to be completed. Said escrow shall be used to pay all costs of restoration, repair or replacement of the Purchased Assets and the balance of funds remaining in escrow at the completion of all restoration, repair or replacement, if any, shall be returned to Seller.

7.8 COLLECTION OF RECEIVABLES.

      Seller shall collect its own accounts receivable.

7.9 EMPLOYEE RELATED MATTERS.

      Purchaser and Seller agree that all employees of Seller are the responsibility of Seller and Purchaser shall assume no Liabilities with respect to any employees of Seller.

                                   ARTICLE 8.
                        CONDITIONS TO PURCHASER'S CLOSING

      The obligations of Purchaser to purchase the Purchased Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Purchaser) at or prior to the Closing of each of the following conditions:

8.1 REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though made at such time (except as contemplated or permitted by this Agreement).

8.2 COVENANTS.

      Seller shall have performed the covenants and agreements contained in this Agreement that are to be performed by Seller at or prior to the Closing.

8.3 PRIMARY BROADCAST LICENSES.

      The FCC primary broadcast licenses of the Stations shall contain no adverse modifications of the terms of such authorizations as they exist as of the date of this Agreement. The FCC shall have granted Station KZAB-FM full license authority to cover construction permit BPH-20021106AAS. Moreover, closing will not take place until Station KZBA-FM's technical facility is fully rebuilt and fully operational and a license granted pursuant to construction permit BPH-20021106AAT.

8.4 FCC ASSIGNMENT ORDER.

      The FCC Assignment Order shall be in full force and effect and be a Final Order.

8.5 ORDERS.

      No Order or temporary, preliminary or permanent injunction or restraining order shall have been entered by any Governmental Authority which expressly prohibits or materially restrains the transactions contemplated by this Agreement.

8.6 THIRD PARTY CONSENTS.

      All Third Party Consents shall have been obtained without the imposition of any conditions materially adverse to Purchaser.

8.7 CLOSING DELIVERIES.

      Purchaser shall have received the executed Ancillary Agreements and each of the other documents or items required to be delivered to it pursuant to
Section 10.1 hereof.

                                   ARTICLE 9.
                         CONDITIONS TO SELLER'S CLOSING

      The obligations of Seller to sell, transfer, convey and deliver the Purchased Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the Closing of the following conditions:

9.1 REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though made at such time (except as contemplated or permitted by this Agreement), except in all cases where the failure of any representation or warranty to be true and correct would not prevent Purchaser from consummating this Agreement.

9.2 COVENANTS.

      Purchaser shall have performed the covenants and agreements contained in this Agreement that are to be performed by Purchaser as of the Closing, except in all cases where the failure to perform such covenants and agreements would not prevent Purchaser from consummating this Agreement.

9.3 FCC ASSIGNMENT ORDER.

      The FCC Assignment Order shall be in full force and effect.

9.4 ORDERS.

      No Order or temporary, preliminary or permanent injunction or restraining order shall have been entered by any Governmental Authority which expressly prohibits or materially restrains the transactions contemplated by this Agreement.

9.5 CLOSING DELIVERIES.

      Seller shall have received the executed Ancillary Agreements and each of the other documents or items required to be delivered to it pursuant to Section
10.2 hereof.

                                  ARTICLE 10.
                      DOCUMENTS TO BE DELIVERED AT CLOSING

10.1 DELIVERY BY SELLER.

      10.1.1. At the Closing, Seller shall deliver to Purchaser the following:

      10.1.2. Executed counterparts of the Ancillary Agreements and each of the other documents or items required to be delivered to Purchaser.

      10.1.3. The Stations' Public Files.

      10.1.4. Executed Third Party Consents.

      10.1.5. Executed counterpart of the joint instructions to Escrow Agent if the Escrow Deposit has not previously been released.

      10.1.6. Originals of all notices, applications or other filings in the possession or under the control of the Seller, if any, given or filed by, on behalf of, or in connection with the Seller, occupants, lessees, sublessees, tenants, subtenants or licensees of the Owned Transmitter Site and/or the Owned Transmitter Site, with or to the United States Environmental Protection Agency and/or any state or local counterpart thereof, as provided in Section 8.12 hereto.

      10.1.7. Such other instruments and documents as may be reasonably requested by Purchaser to effectuate the transaction contemplated herein.

10.2 DELIVERY BY PURCHASER.

      At the Closing, Purchaser shall deliver to Seller the following:

      10.2.1. The Purchase Price in the amount and manner set forth in Section 3.1.

      10.2.2. Executed counterparts of the Ancillary Agreements and each of the other documents or items required to be delivered to Seller.

      10.2.3. Executed counterpart of the joint instructions to Escrow Agent if the Escrow Deposit has not previously been released.

      10.2.4. Such other instruments and documents as may reasonably requested by Seller to effectuate the transactions contemplated hereby.

                                   ARTICLE 11.
                                   TERMINATION

11.1 TERMINATION.

      This Agreement may be terminated by the mutual written agreement of Purchaser and Seller, or, if the terminating party is not then in material breach of its obligations hereunder, upon written notice as follows:

      11.1.1. by Purchaser if Seller is in material breach of its obligations hereunder, such that the conditions set forth in Section 8.1 and Section 8.2 would not be satisfied as of the Closing, and such breach has not been cured by Seller within thirty (30) days of written notice of such breach (or such longer period of time if the breach cannot be reasonably cured within thirty (30) days and Seller is diligently attempting to cure such breach);

      11.1.2 by Seller if Purchaser is in material breach of its obligations hereunder, such that the conditions set forth in Section 9.1 and Section 9.2 would not be satisfied as of the Closing, and such breach has not been cured by Purchaser within thirty (30) days of written notice of such breach (or such longer period of time if the breach cannot be reasonably cured within thirty
(30) days and Purchaser is diligently attempting to cure such breach);

      11.1.3. by either Purchaser or Seller if the FCC denies the FCC Assignment Application in an order that has become a Final Order, or has designated the FCC Assignment Application for a hearing; or

      11.1.4. by either Purchaser or Seller if the Closing has not occurred on or before such date which is twelve (12) months after the date of this Agreement (the "Termination Date").

11.2 EFFECT OF TERMINATION.

      In the event of termination of this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party (except for any liability of any party for any material breach of this Agreement, in which case any non-breaching party shall have all rights and remedies available at law or in equity). In the event of such termination, the Escrow Deposit shall be returned to Purchaser; provided that, in the event that the Escrow Deposit shall have been disbursed to Seller from escrow prior to the Closing Date pursuant to
Section 3.3 hereof, Seller shall immediately, upon termination of this Agreement pursuant to Section 11.1 above, pay to Purchaser an amount equal to the amount of the Escrow Deposit at the time of its disbursement from escrow, said amount to be paid to Purchaser by wire transfer of immediately available funds to an account identified by Purchaser in writing. Notwithstanding anything to the contrary contained herein, the provisions of Section 14.4 shall expressly survive the termination of this Agreement.

                                  ARTICLE 12.
                             DISBURSEMENT OF DEPOSIT

12.1 FAILURE TO CLOSE WITHOUT FAULT.

      In the event that (i) each of the parties hereto shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing Date and shall not have breached in any material respect any representation, warranty, covenant or agreement of such party contained in this Agreement, but (ii) the closing shall nevertheless fail to take place (without any fault on the part of any party) prior to the Termination Date because one or more conditions to the closing in
Article 8 and Article 9 hereof shall not have been satisfied or waived, and this Agreement has been terminated, the Deposit, together with any interest earned thereon, shall be returned to Purchaser.

12.2 DISBURSEMENT OF DEPOSIT TO SELLER.

      If the conditions to closing specified in Article 8 and Article 9 hereof shall have been satisfied and either (i) Purchaser shall default in the performance of any of its material obligations or materially breach any of its representations, warranties, covenants or agreements hereunder and Seller shall have performed all of its material obligations and shall not have materially breached any of its representations, warranties, covenants or agreements hereunder, or (ii) (1) pursuant to the terms of this Agreement, Purchaser shall be obligated to purchase the Stations Assets, (2) Seller shall have duly satisfied each of the conditions of Article 9 above to be satisfied by it (or, in the case of any such condition which is to be satisfied at the Closing, shall have demonstrated a willingness and ability to satisfy such condition in the event the Closing were to take place), except to the extent that any failure to satisfy such condition was caused in any material respect by Purchaser, and (3) Purchaser shall nevertheless fail to purchase the Stations Assets in accordance herewith, in the event Seller terminates this Agreement, the Deposit, together with any interest earned thereon, shall be disbursed to Seller as liquidated damages in accordance with the terms of the Escrow Agreement. The parties agree that such disbursement of the Deposit is not a penalty and is a reasonable estimation of damages actually incurred. Said amount shall be Seller's sole and exclusive recoverable damages.

12.3 RETURN OF DEPOSIT TO PURCHASER.

      If the conditions to closing specified in Article 8 and Article 9 hereof shall have been satisfied and either (i) Seller shall default in the performance of its material obligations or materially breach any of its representations, warranties, covenants or agreements hereunder and Purchaser shall have performed all of its material obligations and shall not have materially breached any of its representations, warranties, covenants or agreements hereunder, or (ii) (1) pursuant to the terms of this Agreement, Seller shall be obligated to sell the assets and properties hereunder to Purchaser, (2) Purchaser shall have duly satisfied each of the conditions of Article 8 above to be satisfied by it (or, in the case of any such condition which is to be satisfied at the closing, shall have demonstrated a willingness and ability to satisfy such condition in the event the closing were to take place), except to the extent that any failure to satisfy such condition was caused in any material respect by Seller, and (3) Seller shall nevertheless fail to sell the assets and properties to Purchaser in accordance herewith, in the event Purchaser terminates this Agreement, the Deposit, together with any interest earned thereon, shall forthwith be returned to Purchaser.

12.4 MUTUAL AGREEMENT.

      In the event this Agreement is terminated by mutual agreement of Seller and Purchaser, the Deposit, together with any interest earned thereon, shall be delivered in accordance with the mutual written agreement of the parties.

12.5 PREVIOUSLY DISBURSED ESCROW DEPOSIT

      In the event that the Escrow Deposit is payable to Seller pursuant to the provisions of this Article 12 and the Escrow Deposit shall have previously been disbursed to Seller pursuant to Section 3.3 of this Agreement and the terms of the Escrow Agreement, the parties agree that said amount shall be retained by Seller as liquidated damages as contemplated in Section 12.3 and said amount shall be Seller's sole and exclusive recoverable damages and its retention shall be Seller's sole remedy. In the event that the Escrow Deposit is payable to Purchaser pursuant to the provisions of this Article 12 and the Escrow Deposit shall have previously been disbursed to Seller pursuant to Section 3.3 of this Agreement and the terms of the Escrow Agreement, the parties agree that Seller shall immediately pay to Purchaser an amount equal to the amount of the Escrow Deposit at the time of its disbursement from Escrow.

                                  ARTICLE 13.
                       RIGHTS OF INDEMNIFICATION; DEFAULT

13.1 SELLER'S INDEMNIFICATION OF PURCHASER.

      13.1.1. It is understood and agreed that Purchaser does not assume, and shall not be obligated to pay, any Liabilities of Seller under the terms of this Agreement or otherwise and shall not be obligated to perform any obligations of Seller of any kind or manner except the Assumed Liabilities. Seller hereby agrees to indemnify and hold Purchaser, its successors and assigns, harmless from and against: (i) actions and Liabilities arising from the operation of the Stations prior to the Closing Date, including Actions and Liabilities arising or required to be performed prior to the Closing Date under any Contract assumed by Purchaser hereunder; (ii) any and all Losses resulting from a misrepresentation, breach of warranty or nonfulfillment of a Contract on the part of Seller under this Agreement, arising out of events occurring prior to the Closing Date, or from a material misrepresentation in or omission from any certificate, Ancillary Agreement or other instrument furnished to Purchaser pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and (iii) any and all Losses, including reasonable attorneys' fees, incurred by Purchaser as a result of Seller's failure or refusal to compromise or defend any Action incident to the foregoing provisions.

NOTWITHSTANDING THE FOREGOING, SELLER SHALL NOT BE REQUIRED TO INDEMNIFY PURCHASER UNDER THE FOREGOING CLAUSES (i), (ii) OR (iii) UNLESS THE AGGREGATE AMOUNT OWED BY SELLER TO PURCHASER PURSUANT TO THE FOREGOING CLAUSES (i), (ii) AND (iii) EXCEEDS TEN THOUSAND DOLLARS ($10,000.00), IN WHICH EVENT SELLER SHALL BE REQUIRED TO INDEMNIFY PURCHASER FOR THE ENTIRE AMOUNT OWED.

      13.1.2. If any Action for which Purchaser is entitled to indemnity is asserted against Purchaser by a third party, Purchaser shall promptly give Seller notice thereof and give Seller an opportunity to defend the same with counsel of Seller's choice (subject to the approval of Purchaser, not to be unreasonably withheld or delayed) at Seller's expense. Purchaser, at Seller's expense, shall provide reasonable cooperation in connection with such defense. In the event that Seller desires to compromise or settle any such Action, Purchaser shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Purchaser, and Purchaser withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Seller's liability shall be limited to the amount of the proposed settlement and, upon payment of such sum to Purchaser, Seller shall thereupon be relieved of any further liability with respect to such Action, and (ii) from and after such date, Purchaser will undertake all legal costs and expenses in connection with any such Action. If Seller fails to defend any Action within a reasonable time, Purchaser shall be entitled to assume the defense thereof, and Seller shall be liable to Purchaser for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgment.

13.2 PURCHASER'S INDEMNIFICATION OF SELLER.

      13.2.1. Purchaser hereby agrees to indemnify and hold Seller and its successors and assigns harmless from and against: (i) actions and Liabilities arising from the operation of the Stations on or after the Closing Date, including Actions arising or required to be performed on or after the Closing Date under any Contract assumed by Purchaser hereunder; (ii) any and all Losses resulting from a misrepresentation, breach of warranty, nonfulfillment of any Contract, assumed or required to be assumed by Purchaser under this Agreement, or from a material misrepresentation in or omission from any certificate, Ancillary Agreement or other instrument furnished to Purchaser pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and (iii) any and all Losses, including reasonable attorneys' fees, incurred by Seller as the result of Purchaser's failure or refusal to defend or compromise any Action incident to any of the foregoing provisions.

NOTWITHSTANDING THE FOREGOING, PURCHASER SHALL NOT BE REQUIRED TO INDEMNIFY SELLER UNDER THE FOREGOING CLAUSES (i), (ii) OR (iii) UNLESS THE AGGREGATE AMOUNT OWED BY PURCHASER TO SELLER PURSUANT TO THE FOREGOING CLAUSES (i), (ii) AND (iii) EXCEEDS TEN THOUSAND DOLLARS ($10,000.00), IN WHICH EVENT PURCHASER SHALL BE REQUIRED TO INDEMNIFY SELLER FOR THE ENTIRE AMOUNT OWED.

      13.2.2. If any Action covered by the foregoing indemnity is asserted against Seller by a third party, Seller shall notify Purchaser promptly and give Purchaser an opportunity to defend the same with counsel of Purchaser's choice (subject to the approval of Seller, not to be unreasonably withheld or delayed) at Purchaser's expense. Seller, at Purchaser's expense, shall provide reasonable cooperation in connection with such defense. In the event that Purchaser desires to compromise or settle any such Action and such compromise will adversely affect Seller, Seller shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Seller, and Seller withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Purchaser's liability shall be limited to the amount of the proposed settlement and, upon payment of such sum to Seller, Purchaser shall thereupon be relieved of any further liability with respect to such Action, and (ii) from and after such date, Seller will undertake all legal costs and expenses in connection with any such Actions. If Purchaser fails to defend any Action within a reasonable time, Seller shall be entitled to assume the defense thereof, and Purchaser shall be liable to Seller for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgment.

13.3 CURE PERIOD.

      In the event either party shall default in its obligations hereunder, such party shall have a period not to exceed fifteen (15) days after written notice thereof by the other party in which to cure said default.

                                  ARTICLE 14.
                            MISCELLANEOUS PROVISIONS

14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations, warranties, covenants and agreements contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations, warranties, covenant and agreements were made on and as of such time, and all such representations warranties, covenants and agreements shall survive the Closing for a period of one (1) year from the Closing Date; provided, however, neither party shall have any liability for a misrepresentation or breach of warranty unless written notice of claim specifying with particularity the facts upon which such claim is based has been given the other party within one (1) year of the Closing Date. Notwithstanding the foregoing, Sellers representation warranties contained in Articles 5.6, 5.7, 5.9 and 4.12 shall survive for a period of two(2) years from the Closing Date.

14.2 SPECIFIC PERFORMANCE.

      Seller acknowledges that the Purchased Assets and the transactions contemplated hereby are unique, that a failure by Seller to complete such transactions will cause irreparable injury to Purchaser, and that actual damages for any such failure may be difficult to ascertain and may be inadequate. Consequently, Seller and Purchaser agree that Purchaser shall be entitled, in the event of a default by Seller, to specific performance of any of the provisions of this Agreement in addition to any other legal or equitable remedies to which Purchaser may otherwise be entitled.

In the event any action is brought, the prevailing party shall be entitled to recover court costs and reasonable attorneys' fees.

14.3 ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION.

      Purchaser agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement. Seller agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

14.4 FEES AND EXPENSES.

      Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

14.5 NOTICES.

      All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by facsimile transmission addressed as follows:

      If to Seller:

              Spanish Broadcasting System SouthWest, Inc.
              2601 South Bayshore Drive, PH II
              Coconut Grove, Florida 33133
              Attention: Raul Alarcon, Jr.
              Telephone: (305) 441-6901
              Facsimile: (305) 444-2179
      with a copy (which shall not constitute notice) to:

              Kaye Scholer LLP
              901 15th Street, N.W.
              Suite 1100
              Washington, D.C.  20005
              Attention: Jason L. Shrinsky, Esq.
              Telephone: (202) 682-3506
              Facsimile (202) 682-3580

      If to Purchaser:

              Styles Media Group, LLC
              7106 Laird Street
              Panama City, Florida 32408
              Attention: Thomas A. DiBacco
              Telephone: (850) 230-5855
              Facsimile: (850) 230-6988

      with a copy (which shall not constitute notice) to:

              Michael J. Golub, Esq.
              Bodzin and Golub, P.C.
              1156 15th Street, N.W., Suite 329
              Washington, D.C.  20005
              Telephone:  (202) 785-8887
              Facsimile:  (202) 785-8882

              Cary Tepper, Esq.
              Booth, Freret, Imlay & Tepper, P.C.
              7900 Wisconsin Avenue, Suite 304
              Bethesda, MD 20814
              Telephone: (202) 686-9600
              Facsimile: (202) 686-7797

or such other address as the addressee may indicate by written notice to the other parties.

      Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

14.6 WAIVER.

      No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

14.7 BENEFIT AND ASSIGNMENT.

      14.7.1. No party may assign its rights or obligations hereunder without the prior written consent of the other party except: (i) Purchaser may assign it rights and obligations to a Purchaser Affiliate, (ii) Purchaser may make a collateral assignment of its rights under this Agreement to any lender who provides funds to Purchaser for the acquisition or operation of the Stations, and (iii) Purchaser may assign all or a portion of its rights and obligations to any other person or entity which possesses the legal and financial capacity to consummate the transactions contemplated hereby. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees..

      14.7.2. Any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

14.8 ENTIRE AGREEMENT; AMENDMENT.

      This Agreement and the Escrow Agreement, including the Schedules and Exhibits hereto and thereto and the other instruments and documents referred to herein or therein or delivered pursuant hereto or thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

14.9 SEVERABILITY.

      If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

14.10 HEADINGS.

      The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

14.11 GOVERNING LAW; JURISDICTION.

      This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof. The parties hereto hereby waive personal service of any process in connection with any such action, suit or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party, at such other party's address set forth pursuant to Section 14.5 hereof. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by law.

14.12 SIGNATURE IN COUNTERPARTS.

      This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

14.12 FORCE MAJEURE

In the event that either party hereto shall be delayed or hindered or prevented from the performance required hereunder by reason of an act of terrorism occurring within the territorial limits of the United States, such party shall be excused from performance for the period of time equivalent to the delay. An "act of terrorism" shall mean an act, including the use of force or violence and/or the threat thereof, of any person or group, whether acting alone or on behalf of or in connection with any organization or government, committed for political, religious or other ideological reasons or similar purposes including, but not limited to, the intention to influence any government and/or to put the public, or any part of the public, in fear. Such act must be adjudged to have been an act of terrorism by the United States Office of Homeland Security.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                  PURCHASER:

                                  STYLES MEDIA GROUP, LLC

                                  By: /s/ Thomas A. DiBacco
                                      -------------------------
                                  Name: Thomas A. DiBacco
                                  Title: Chief Operating Officer

                                  SELLER:

                                  SPANISH BROADCASTING SYSTEM
                                            SOUTHWEST, INC.

                                  By: /s/ Joseph A. Garcia
                                      -------------------------
                                  Name:  Joseph A. Garcia
                                  Title:  Vice President/Chief Financial Officer

                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                   SPANISH BROADCASTING SYSTEM SOUTHWEST, INC.
                                       AND
                             STYLES MEDIA GROUP, LLC

                      List of Annex, Exhibits and Schedules

Annex I       Definitions

Exhibit A     Escrow Agreement
Exhibit B     Time Brokerage Agreement
Exhibit C     Consent to Assignment of Lease and Estoppel Agreement
Exhibit D     Studio Use License Agreement

Schedule 2.1.1      FCC Licenses
Schedule 2.1.2      Leased Transmitter Sites
Schedule 2.1.3      Transmission Equipment
Schedule 2.1.4      Studio Site
Schedule 2.1.5      Studio Equipment
Schedule 2.1.6      Office Equipment
Schedule 2.1.8      Equipment Warranties
Schedule 2.1.10     Equipment Warranties
Schedule 2.2.4      Intellectual Property
Schedule 2.3        Assumed Leases
Schedule 5.22       Third Party Consents

                                     ANNEX I
                                   DEFINITIONS

      "ACCOUNTS RECEIVABLES" shall mean all accounts receivable with respect to the Stations as of the end of the broadcast day immediately preceding the Closing Date.

      "ACTION" shall mean any claim, action, suit, arbitration, opposition, inquiry, proceeding or investigation by or before any Governmental Authority.

      "AFFILIATES" of a party shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, such party.

      "AGREEMENT" shall have the meaning set forth in the Preamble.

      "ANCILLARY AGREEMENTS" shall mean, collectively, the Escrow Agreement, Time Brokerage Agreement, Studio Use License Agreement and all certificates executed or delivered by a Person pursuant to this Agreement and such Agreements.

      "APPRAISAL FIRM" shall have the meaning set forth in Section 3.5.1.

      "ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENTS" shall mean the Assignment and Assumption of Lease Agreements to be executed by Purchaser and Seller on the Closing Date in substantially the form attached as Exhibit E hereto.

      "ASSUMED LEASES" shall have the meaning set forth in Section 2.3.

      "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Illinois care authorized or required by law to close.

      "BUSINESS RECORDS" shall have the meaning set forth in Section 2.1.7.

      "CLOSING" shall have the meaning set forth in Section 3.3.

      "CLOSING DATE" shall have the meaning set forth in Section 3.3.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

      "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended and the rules, regulations, policies and orders promulgated thereunder, as in effect from time to time.

      "CONSENT TO ASSIGNMENT OF LEASE AND ESTOPPEL AGREEMENTS" shall mean the Consent to Assignment of Lease and Estoppel Agreements to be executed with regard to the Leased Transmitter Sites and Studio Site in substantially the form attached as Exhibit C.

      "CONTRACT" shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument.

      "CONTROL" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "CONTROLLED" shall have a correlative meaning.

      "DEPOSIT" shall have the meaning set forth in Section 3.2.

      "EMPLOYEE" shall mean an individual employed by Seller and primarily engaged in the operation of a Station.

      "ENVIRONMENTAL LAWS" shall mean the applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA"); 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.; the Resource Conservation and Recovery Act ("RCRA"), as amended by the Solid Waste Disposal Act, 42 U.S.C. Section 6901; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C.
Section 7401 et seq.; Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601(14); or any other applicable federal, state, or local laws relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or the protection of the environment.

      "EQUIPMENT WARRANTIES" shall have the meaning set forth in Section 2.1.8.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ESCROW AGENT" shall have the meaning set forth in Section 3.2.

      ESCROW AGREEMENT shall have the meaning set forth in Section 3.2.

      "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

      "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.4.

      "FCC" shall mean the Federal Communications Commission.

      "FCC ASSIGNMENT ORDER" shall mean the FCC action (including action by the Media Bureau pursuant to delegated authority) consenting, without any condition materially adverse to Purchaser or Seller, to the assignment of the FCC Licenses from Seller to the appropriate Purchaser Affiliate.

      "FCC LICENSES" shall have the meaning set forth in Section 2.1.1.

      "FINAL ORDER" shall mean that the FCC Assignment Order shall have become final, that is, that the time period for filing any protests or requests or petitions for stay, reconsideration, rehearing, review or appeal by the FCC or a court of competent jurisdiction of such order and the time period for the FCC or its staff to have taken any actions to reconsider or review such order shall have expired, and that no timely protest or request or petition for stay, reconsideration, rehearing, review or appeal by the FCC or a court of competent jurisdiction or action by the FCC or its staff to reconsider or review such order shall be pending.

      "GOVERNMENTAL AUTHORITY" shall mean any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other.

      "GOVERNMENTAL ORDER" shall mean any, order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with an Governmental Authority.

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "HAZARDOUS MATERIALS" shall mean any wastes, substances, or materials (whether solids, liquids or gases) that is listed, regulated or defined (a) as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such or (b) under any Environmental Law, including petroleum, oil or any derivative thereof, PCBs or asbestos.

      "INTELLECTUAL PROPERTY" shall mean (a) all trademarks, service marks, trade names, Internet domain names, call signs, designs, logos, slogans, jingles and general intangibles of like kind, together with all goodwill, associated therewith, including any registrations and/or applications relating to the foregoing; (b) all patents and copyrights, including any registrations and/or applications relating to either of the foregoing; (c) all Internet web sites, content and databases; (d) all software; (e) all confidential information, technology, know how, inventions, processes, formulae, algorithms, models and methodologies; and (f) all Contracts with any third parties in respect of the foregoing.

      "LAW" shall mean any federal, state, local or non-United States statute, law, ordinance, rule, regulation, code order or other requirement of law.

      "LEASED TRANSMITTER SITES" shall have the meaning set forth in Section 2.1.3.

      "LIABILITIES" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent known or unknown, of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

      "LIENS" shall mean, statutory or otherwise, mortgages, liens, security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, charges or encumbrances of any nature whatsoever.

      "LOSSES" shall mean any and all losses, damages, costs, costs of enforcement, expenses, Liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person and including reasonable attorneys' and consultants' fees and expenses and other costs and expenses reasonably incurred in any investigation, remediation, defense or settlement).

      "ORDER" shall mean any order, writ, injunction, judgment, plan or decree of any Governmental Authority.

      "PERMITTED LIENS" shall mean (a) Liens for taxes not yet due and payable;
(b) landlord's Liens and Liens for property taxes not delinquent; (c) statutory Liens that were created in the ordinary course of business and which are not delinquent; (d) restrictions or rights granted to Governmental Authorities under applicable Law to the extent not arising pursuant to any defaults thereunder;
(e) zoning, building, or similar restrictions relating to or affecting property which do not arise in connection with a violation of applicable Law and do not limit the current use of the property in any material respect; (f) customary utility and similar easements affecting property; and (g) Liens for which a proration adjustment is made pursuant to Section 3.6 of this Agreement.

      "PERSON" or "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

      "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1.

      "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

      "PURCHASER" shall have the meaning set forth in the Preamble.

      "PURCHASER AFFILIATE" shall mean each Affiliate of Purchaser, as established by Purchaser, to be the licensee of each Station.

      "SELLER" shall have the meaning set forth in the Preamble and shall include Seller collectively Seller Affiliates.

      "SELLER AFFILIATES" shall have the meaning set forth in the Recitals.

      "STATIONS" shall have the meaning set forth in the Recitals.

      "STUDIO SITE" shall have the meaning set forth in Section 2.1.4.

      "STUDIO USE LICENSE AGREEMENT" shall mean the Studio Use License Agreement to be executed by Purchaser and Seller on the Closing Date in substantially the form attached as Exhibit D hereto.

      "TAXES" shall mean all federal, state and local taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

      "TERMINATION DATE" shall have the meaning set forth in Section 11.1.4.

      "THIRD PARTY CONSENTS" shall have the meaning set forth in Section 7.2.1.

      "TIME BROKERAGE AGREEMENT" shall mean the Agreement between the parties attached as Exhibit B to the Asset Purchase Agreement.

      "TRADEOUT AGREEMENT" shall mean any Contract of Seller, oral or written, pursuant to which Seller has agreed to sell or trade commercial air time or commercial production services of the Stations in consideration for any property or services in lieu of or in addition to cash.